Exhibit-21

Corporate Directory

TENNECO INC. (DELAWARE)
Autopartes Walker S.A. de C.V. (Mexico)	<1
(The Pullman Company owns >99%; and Tenneco Inc. owns <1%)
Monroe-Mexico S.A. de C.V. (Mexico)	<1
(Autopartes Walker, S.A. de C.V. owns >99%; and each of Proveedora Walker and Tenneco Inc. owns <1%)
Tenneco Automotive Brasil Ltda. (Brazil)	<1
(Tenneco Brazil Ltda. owns >99%; and Tenneco Inc. owns <1%)
Tenneco Automotive China Company (Shanghai) Ltd (PRC)	4
(Tenneco Inc. owns 4% and Tenneco Automotive Operating Company Inc. owns 96%)
Tenneco Automotive Inc. (Nevada)	100
Tenneco Automotive Operating Company Inc.	100
Tenneco (Beijing) Ride Control System Company Limited (PRC)	51
(Tenneco Automotive Operating Company Inc. owns 65%; and an unaffiliated company owns 35%)
Tenneco Lingchuan (Chongqing) Exhaust System Co. Ltd.	60
(Tenneco Automotive Operating Company Inc. owns 60%; and an unaffiliated company owns 40%)
Dalian Walker-Gillet Automobile Muffler Co. Ltd. (PRC)	60
(Tenneco Automotive Operating Company Inc. owns 60%; and an unaffiliated company owns 40%)
Walker-Eberspächer Automotive Exhaust System Co., Ltd.	25
(Tenneco Automotive Operating Company Inc. owns 30%; and Dalian Walker-Gillet Automobile Muffler Company Ltd. owns 25% and an unaffiliated entity owns 45%)
Maco Inversiones S.A. (Argentina)	5.5
(Tenneco Automotive Operating Company Inc. owns 5.5%; Tenneco Global Holdings Inc. owns 94.49%; and an unaffiliated party owns 0.01%)
McPherson Strut Company Inc. (Delaware)	100
Precision Modular Assembly Corp. (Delaware)	100
Shanghai Walker Exhaust System Corporation Ltd. (PRC)	55
(Tenneco Automotive Operating Company Inc. owns 55%; and an unaffiliated company, owns 45%)
Tenneco Asheville Inc. (Delaware)	100
Tenneco Asia Inc. (Delaware)	100

Corporate Directory

Tenneco Automotive China Company (Shanghai) Ltd.	96
(Tenneco Inc. owns 4% and Tenneco Automotive Operating Company Inc. owns 96%)
Tenneco Automotive Japan Inc. (Japan)	100
Tenneco Automotive Foreign Sales Corporation Limited (Jamaica)	100
Tenneco Automotive Nederland B.V. (Netherlands)	100
Tenneco Automotive RSA Company (Delaware)	100
Tenneco Automotive (Thailand) Limited (Thailand)	>99
(Tenneco Automotive Operating Company Inc. owns >99%; and individuals each own <1%)
Walker Exhaust Co. Ltd. (Thailand)	80
(Tenneco Automotive Thailand owns >75% of the shares, three individuals own <1% and an unaffiliated entity owns 25%)
Tenneco Automotive Trading Company (Delaware)	100
Tenneco Europe Limited (Delaware)	100
Tenneco International Holding Corp. (Delaware)	100
Tenneco Automotive France S.A.S. (France)	100
Gillet Tubes Technologies S.A. (France)	100
Monroe Packaging BVBA (Belgium)	<1
(Tenneco Automotive Europe N.V. owns >99%; and Tenneco Automotive France S.A. owns <1%)
Tenneco Automotive Italia S.r.l. (Italy)	15
(Tenneco International Holding Corp. owns 85%; and Tenneco Automotive France S.A. owns 15%)
Wimetal S.A.S. (France)	100
Tenneco Automotive Services SAS (France)	100
Tenneco Automotive Europe N.V. (Belgium)	>99
(Tenneco International Holding Corp. owns >99%; and Tenneco Global Holdings Inc. owns <1%)
Monroe Amortisor imalat ve Ticaret A.S. (Turkey)	>99
(Tenneco Automotive Europe N.V. owns >99%; and unaffiliated parties own <.15%)
Monroe Packaging BVBA (Belgium)	>99
(Tenneco Automotive Europe N.V. owns >99%; and Tenneco Automotive France S.A. owns <1%)
Tenneco Automotive Italia S.r.l. (Italy)	85
(Tenneco International Holding Corp. owns 85%; and Tenneco Automotive France, S.A. owns 15%)
Tenneco Automotive Polska Sp. z.o.o. (Poland)	<1
(Tenneco International Holding Corp. owns <1%; and Tenneco Global Holdings Inc. owns >99%)
Tenneco Canada Inc. (Canada)	100

Corporate Directory

Tenneco Australia Group Pty. Ltd.	100
Monroe Australia Pty. Limited (Australia)	100
Monroe Springs Australia Pty. Ltd. (Australia)	100
Walker Australia Pty. Limited (Australia)	100
Tenneco Global Holdings Inc. (Delaware)	100
Fric-Rot S.A.I.C. (Argentina)	55
(Tenneco Global Holdings Inc. owns 55%; Maco Inversiones S.A. owns 44.85%; and unaffiliated parties own .15%)
Maco Inversiones S.A. (Argentina)	94.49
(Tenneco Global Holdings Inc. owns 94.49%; Tenneco Automotive Operating Company Inc. owns 5.5%; and an unaffiliated party owns 0.01%)
Fric-Rot S.A.I.C. (Argentina)	44.85
(Maco Inversiones S.A. owns 44.85%; Tenneco Global Holdings Inc. owns 55%; and unaffiliated parties own .15%)
Monroe Springs (New Zealand) Pty. Ltd. (New Zealand)	100
Monroe Czechia s.r.o. (Czech Republic)	100
Tenneco Automotive Europe N.V (Belgium)	<1
(Tenneco Global Holdings Inc. owns <1%; Tenneco International Holding Corp. owns >99%)
Tenneco Automotive Iberica, S.A. (Spain)	100
Tenneco Automotive Europe Coordination Center BVBA (Belgium)	99
(Tenneco Automotive Iberica, S.A. owns >99%; and Tenneco Automotive Sverige A.B. owns <1%)
Tenneco Automotive Sverige A.B. (Sweden)	100
Tenneco Automotive Europe Coordination Center BVBA (Belgium)	<1
(Tenneco Automotive Iberica, S.A. owns >99%, and Tenneco Automotive Sverige A.B. owns <1%)
Gillet Exhaust Technologie Pty Ltd (South Africa)	100
Tenneco Automotive Port Elizabeth (Pty) Limited (South Africa)	100
Tenneco Automotive Portugal — Componentes para Automovel, Unipessoal, Lda (Portugal)	100
Tenneco Automotive Polska Sp. z.o.o. (Poland)	>99
(Tenneco Global Holdings Inc. owns >99%; and Tenneco International Holding Corp. owns <1%)
Tenneco Automotive Romania Srl (Romania)	100
Tenneco Mauritius Limited (Mauritius)	100
Tenneco RC India Private Limited (India)	100
Renowned Auto Products Manufacturers Ltd. (India)	>98
(Tenneco RC India Pvt Limited owns >98%; and non-affiliates own <2%)

Corporate Directory

Tenneco Mauritius Holdings Ltd. (Mauritius)	100
Tenneco Automotive India Private Limited (India)	100
Walker Exhaust India Private Limited (India)	100
Tenneco India Eng. & Shared Services (India)	>99
(Tenneco Mauritius Holdings Ltd. owns 99.9% and an affiliated party owns <1%)
Tenneco Holdings Danmark Aps. (Denmark)	100
Kinetic Pty Ltd. (Australia)	100
Tenneco Automotive Eastern Europe Sp. zo.o. (Poland)	100
Tenneco Automotive Holdings South Africa Pty. Ltd. (South Africa)	75
(Tenneco Holdings Danmark A/S owns 74.9%; and an unaffiliated entity owns 25.1%)
Armstrong Hydraulics South Africa (Pty.) Ltd. (South Africa)	100
Armstrong Properties (Pty.) Ltd. (South Africa)	100
Monroe Manufacturing (Pty.) Ltd. (South Africa)	100

Tenneco Automotive Volga LLC (Russia)	100
Walker Danmark ApS (Denmark)	100
Walker Europe, Inc. (Delaware)	100
Tenneco Mauritius China Holding (Mauritius)	100
Tenneco (Suzhou) Company Limited (China)	>99
The Pullman Company (Delaware)	100
Autopartes Walker S.A. de C.V. (Mexico)	>99
(The Pullman Company owns >99%; and Tenneco Inc. owns <1%)
Monroe-Mexico S.A. de C.V. (Mexico)	>99
(Autopartes Walker, S.A. de C.V. owns >99%; and each of Proveedora Walker and Tenneco Inc. own less than <1%)
Tenneco Automotive Servicios de Mexico, S.A. de C.V. (Mexico)	<1
(Monroe-Mexico, S.A. de C.V. owns <1%; and Proveedora Walker S. de R.L. de C.V. owns >99%)
Proveedora Walker S. de R.L. de C.V. (Mexico)	>99
(Autopartes Walker S.A. de C.V.owns >99%; and Monroe Mexico S.A. de C.V. owns <1%)
Monroe-Mexico S.A. de C.V. (Mexico)	<1
(Autopartes Walker, S.A. de C.V. owns >99%; and each of Proveedora Walker and Tenneco Inc. own <1%)
Proveedora Walker S. de R.L. de C.V. (Mexico)	<1
(Autopartes Walker S.A. de C.V.owns >99%; and Monroe Mexico S.A. de C.V. owns .0<1%)
Tenneco Automotive Servicios de Mexico, S.A. de C.V. (Mexico)	>99

Corporate Directory

(Proveedora Walker S. de R.L. de C.V. owns >99%, and Monroe-Mexico, S.A. de C.V. owns <1%)
Clevite Industries Inc. (Delaware)	100
Peabody International Corporation (Delaware)	100
Barasset Corporation (Ohio)	100
Peabody Galion Corporation (Delaware)	100
Peabody Gordon-Piatt, Inc. (Delaware)	100
Peabody N.E., Inc. (Delaware)	100
Peabody-Myers Corporation (Illinois)	100
Pullman Canada Ltd. (Canada)	61
(Peabody International Corporation owns 61%; and The Pullman Company owns 39%)
Tenneco Automotive China Inc. (Delaware)	100
Pullman Canada Ltd. (Canada)	39
(The Pullman Company owns 39%; and Peabody International Corporation owns 61%)
Pullman Standard Inc. (Delaware)	100
Tenneco Brazil Ltda. (Brazil)	>99
(The Pullman Company owns >99%; and an unaffiliated individual owns <1%)
Tenneco Automotive Brasil Ltda. (Brazil)	>99
(Tenneco Brazil Ltda. owns >99%; and Tenneco Inc. owns <1%)
Thompson and Stammers (Dunmow) Number 6 Limited (United Kingdom)	100
Thompson and Stammers (Dunmow) Number 7 Limited (United Kingdom)	100
TMC Texas Inc. (Delaware)	100
Walker-Eberspächer Automotive Exhaust System Co., Ltd.	30
(Tenneco Automotive Operating Company owns 30%; and Dalian Walker Gillet Automobile Muffler Company Ltd. owns 25% and an unaffiliated entity owns 45%)
Walker Electronic Silencing Inc. (Delaware)	100
Walker Limited (United Kingdom)	100
Futaba Tenneco UK Ltd.	49
(Walker Ltd. owns 49% and an unaffiliated party owns 51%)
Tenneco Automotive UK Limited (United Kingdom)	100
Gillet Exhaust Manufacturing Limited (United Kingdom)	100
Gillet Pressings Cardiff Limited (United Kingdom)	100
The Tenneco Automotive (UK) Pension Scheme Trustee Limited	100
Walker UK Ltd (United Kingdom)	100
J.W. Hartley (Motor Trade) Limited (United Kingdom)	100
Tenneco — Walker (U.K.) Ltd. (United Kingdom)	100
Tenneco Management (Europe) Limited (United Kingdom)	100

Corporate Directory

Walker Manufacturing Company (Delaware)	100
Ced’s Inc. (Illinois)	100
Tenneco Deutschland Holdinggesellschaft mbH (Germany)	100
Gillet Unternehmesverwaltungs GmbH (Germany)	100
Heinrich Gillet GmbH (Germany)	100
Elgira Montagebetrieb fur Abgasanlagen Rastatt GmbH (Germany)	50
(Heinrich Gillet GmbH owns 50%; and an unaffiliated party owns 50%)
Gillet-Abgassysteme Zwickau Gmbh (Germany)	100
Elagest AB (Sweden)	50
(Gillet-Abgassysteme Zickau GmbH owns 50%; and an unaffiliated party owns 50%)
Montagewerk Abgastechnik Emden GmbH (Germany)	50
(Heinrich Gillet GmbH owns 50%; and an unaffiliated party owns 50%)
Tenneco Automotive Deutschland GmbH (Germany)	100
Walker Gillet (Europe) GmbH (Germany)	100